Exhibit 4.3

THIS WARRANT AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND SUCH UNDERLYING SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.

OBALON THERAPEUTICS, INC.

PREFERRED STOCK PURCHASE WARRANT

This Preferred Stock Purchase Warrant (the “Warrant”) is issued as of February 24, 2012, by Obalon Therapeutics, Inc., a Delaware corporation (the “Company”), to [            ], or its assigns (the “Holder”). This Warrant is one of a series of Warrants containing substantially identical terms and conditions issued by the Company pursuant to the Note and Warrant Purchase Agreement dated as of February 24, 2012 by and among the Company and the purchasers described therein (the “Purchase Agreement”) with an aggregate principal amount of $1,500,000.00 (the “Notes”). Capitalized terms used but not defined herein shall have the meaning therefor set forth in the Purchase Agreement or the Notes, as applicable. This Warrant is subject to the following terms and conditions.

1. Issuance of Warrant; Number of Shares; Term; Price

1.1. Issuance. The Company, for value received, hereby certifies that the Holder is entitled, subject to the terms set forth below, to purchase from the Company, after the first to occur of the events specified in Section 1.1 (a) or (b) below but on or before the Expiration Date (as defined in Section 1.2 below) the following number of Shares of the Company at the following exercise price:

(a) If the Notes automatically convert into shares of the securities sold in a Next Equity Financing as provided under the Notes, then, concurrently therewith, this Warrant shall be and shall be deemed to be exercisable (i) for a number of shares of the securities sold in the Next Equity Financing equal to 10% of the original principal amount of the Holder’s Note divided by the price at which such securities are sold in the Next Equity Financing, and (ii) at an exercise price equal to the price at which such securities are sold in the Next Equity Financing.

(b) In the event that (i) a Next Equity Financing does not occur prior to the earlier of (A) the first closing of a transaction that results in a Change of Control or (B) the Maturity Date, then this Warrant shall be and shall be deemed to be exercisable (Y) for a number of shares of the Series B Preferred Stock equal to 10% of the original principal amount of the Holder’s Note divided by the conversion price for the Series B Preferred Stock as in effect as of the date immediately preceding the date of the first closing of such Change of Control transaction, the Maturity Date, or the date upon which the Notes are converted into Series B Preferred Stock, as applicable, and (Z) at an exercise price equal to such conversion price for the Series 8 Preferred Stock.

1.2. Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Shares” shall mean the shares of Warrant Stock issuable upon exercise of this Warrant.

(b) “Warrant Stock” shall mean the securities for which this Warrant may be exercisable from time to time.

1.3. Term. This Warrant shall be exercisable upon the terms herein set forth until the date that is seven (7) years from the issue date of this Warrant referenced above (the “Expiration Date”).

1.4. Notice. In case (a) the Company shall take a record of the holders of its Common Stock or Series B Preferred Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, including without limitation, any Change of Control, or (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, Change of Control transaction, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock or Series 8 Preferred Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion) are to be determined. Such notice shall be mailed to the Holder at least ten (10) days prior to the record date or effective date for the event specified in such notice.

1.5. Exercise Price. Subject to adjustment as hereinafter provided, the price per share for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be equal to the exercise price determined in accordance with Section 1.1(a) or 1.1(b), as applicable (the “Exercise Price”).

2. No Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any subscription hereunder. In lieu of any fractional shares that would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Warrant Stock on the date of exercise, as determined in good faith by the Company’s Board of Directors.

3. No Shareholder Rights. This Warrant as such shall not entitle its holder to any of the rights of a stockholder of the Company until the holder has exercised this Warrant in accordance with Section 4 or Section 5 hereof.

4. Exercise of Warrant. This Warrant may be exercised by the Holder by the surrender of this Warrant at the principal office of the Company, accompanied by payment in full of the purchase price of the shares purchased thereby, as described above. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person or entity entitled to receive the shares or other securities issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable, the Company shall issue and deliver to the person or entity entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above. The shares of Warrant Stock issuable upon exercise hereof shall, upon their issuance, be fully paid and nonassessable. If this Warrant shall be exercised in part only, the Company shall, at the time of delivery of the certificate representing the Shares or other securities in respect of which this Warrant has been exercised, deliver to the Holder a new Warrant evidencing the right to purchase the remaining Shares or other securities purchasable under this Warrant, which new warrant shall, in all other respects, be identical to this Warrant.

5. Net Issue Election.

5.1. Right to Convert. In addition to and without limiting the rights of the Holder under the terms of this Warrant, the Holder shall have the right to convert this Warrant or any portion hereof (the “Conversion Right”) into shares of Warrant Stock as provided in this Section 5. Upon exercise of the Conversion Right with respect to a particular number of shares subject to this Warrant (the “Converted Warrant Shares”), the Company shall deliver to the Holder (without payment by the Holder of any cash or other consideration) that number of shares of Warrant Stock equal to the quotient obtained by dividing (x) the value of this Warrant (or the specified portion hereof) on the Conversion Date (as defined in subsection 5.2 hereof), which value shall be determined by subtracting (A) the aggregate Exercise Price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (B) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Conversion Date (as herein defined) by (y) the fair market value of one share if Warrant Stock on the Conversion Date (as herein defined). No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the Holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date.

5.2. Method of Exercise. The Conversion Right may be exercised by the Holder by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the Holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant that are being surrendered (referred to in subsection 5.1 hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon such surrender of this Warrant (the “Conversion Date”). Certificates for the shares of Warrant Stock issuable upon exercise of the Conversion Right shall be issued as of the Conversion Date and shall be delivered to the Holder immediately following the Conversion Date, or, if requested at the time of surrender of this Warrant, held for pick-up by the Holder at the Company’s principal office.

5.3. Determination of Fair Market Value. For purposes of this Section 5, fair market value (the “Market Price”) of a share of Warrant Stock as of a particular date (the “Determination Date”) shall mean, where such security is listed on a security exchange at the time of exercise, the average of the closing prices of such security’s sales on the principal securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the last sale prices quoted in the Nasdaq System, or if on any day such security is not quoted in the Nasdaq System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of five (5) days consisting of the day prior to the day as of which “Market Price” is being determined and the five (5) consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the Nasdaq System or the over-the-counter market, the “Market Price” shall be the fair value thereof as determined in good faith by the Company’s Board of Directors.

6. Adjustment of Exercise Price and Number of Shares. The number of and kind of Shares purchasable upon exercise of this Warrant and the applicable Exercise Price shall be subject to adjustment from time to time following determination thereof as follows:

6.1. Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide the Warrant Stock, by split-up or otherwise, or combine the Warrant Stock, or issue additional shares of the Warrant Stock as a dividend, the number of Warrant Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of shares of Warrant Stock purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 6.1 shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

6.2. Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the capital stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 6.1 above), then the Company shall make appropriate provision so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of Shares as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

6.3. Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price therefor, the Company shall promptly notify the Holder of such event and of the number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

7. Notice of Proposed Transfers. This Warrant is transferable by the Holder hereof subject to compliance with this Section 7. Prior to any proposed transfer of this Warrant or the Shares (the “Securities”), unless there is in effect a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the proposed transfer, the Holder thereof shall give written notice to the Company of such Holder’s intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied (except in transactions in compliance with Rule 144) by a written opinion of legal counsel, who shall be reasonably satisfactory to the Company, addressed to the Company and to the effect that the proposed transfer of the Securities may be effected without registration under the Securities Act and any applicable state securities laws, whereupon the Holder of the Securities shall been titled to transfer the Securities in accordance with the terms of the notice delivered by the Holder to the Company; provided, however, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder to any affiliate of such Holder, or a transfer by a Holder which is a partnership to a partner of such partnership or a retired partner, of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or lineal descendants or ancestors, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were the original Holder hereunder. Each certificate evidencing the Securities transferred as above provided shall bear the appropriate restrictive legend set forth above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.

8. Replacement of Warrants. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant, and in the case of any such loss, theft or destruction of the Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant if mutilated, the Company will execute and deliver, in lieu ·thereof, a new Warrant of like tenor.

9. Miscellaneous. This Warrant shall be governed by the internal laws of the State of California, without regard to the conflict of laws provisions thereof. The headings in this Warrant are for purposes of convenience of reference only, and shall not be deemed to constitute a part hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions. All notices and other communications from the Company to the holder of this Warrant shall be given in writing and shall be deemed effectively given as provided in the Purchase Agreement.

10. Taxes. The Company shall pay all issue taxes and other governmental charges (but not including any income taxes of a Holder) that may be imposed in respect of the issuance or delivery of the Shares or any portion thereof.

11. Amendment. Any term of this Warrant may be amended or modified only in the manner provided in the Purchase Agreement. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon the Company, each Holder and each transferee of any Note.

12. Remedies. In the event of any default or threatened default by the Company in the performance of or observance with any of the terms of this Warrant, it is agreed that remedies at law are not and will not be adequate for the Holder and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

[Signatures follow on the next page]

IN WITNESS WHEREOF, the undersigned officer of the Company has set his hand as of the date first above written.

OBALON THERAPEUTICS, INC.

By:
Andrew Rasdal,
President and Chief Executive Officer